EXHIBIT 11.1

                     TRANSPORT CORPORATION OF AMERICA, INC.
                    Computation of Earnings per Common Share

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
                                                      THREE MONTHS ENDED              NINE MONTHS ENDED
                                                         SEPTEMBER 30,                  SEPTEMBER 30,
                                                ----------------------------    ----------------------------
                                                     1998            1997            1998            1997
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
Net earnings                                    $  3,940,000    $  2,389,000    $  7,454,000    $  5,451,000
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Average number of common
    shares outstanding                             6,714,611       6,578,579       6,699,019       6,561,448

Average number of common shares outstanding,
    non-detachable put                             1,200,000               0         400,000               0
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Average number of common shares outstanding,
    including non-detachable put                   7,914,611       6,578,579       7,099,019       6,561,448

Dilutive effect of outstanding stock
    options, warrants and non-detachable put         310,661         149,910         160,362         169,469
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Average number of common and common
    equivalent shares outstanding                  8,225,272       6,728,489       7,259,381       6,730,917
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Basic earnings per share                        $       0.50    $       0.36    $       1.05    $       0.83
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Diluted earnings per share                      $       0.48    $       0.36    $       1.03    $       0.81
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